Exhibit 4.1
GameStop Corp.,
as the Issuer, and
The Subsidiary Guarantors party hereto,
as the Subsidiary Guarantors
DEBT SECURITIES

INDENTURE
Dated as of                     ,

[Insert name of Trustee],
as Trustee

Exhibit 4.1
CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section

$310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(a)(5)	7.10
	(b)	7.03, 7.08, 7.10
$311	(a)	7.03
$312	(a)	3.04
	(b)	14.02
	(c)	14.02
$313	(a)(1)-(5) & (7)-(8)	7.06
	(a)(6)	Not applicable
	(b)(1)	Not applicable
	(b)(2)	7.07
	(c)	7.06
	(d)	7.06
$314	(a)(1)-(3)	7.06
	(a)(4)	4.05
	(b)	Not applicable
	(c)(1)	14.03
	(c)(2)	14.03
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	14.04
$315	(a)	7.01
	(b)	7.05
	(c)	7.02
	(d)	7.02
	(e)	6.12
$316	(a)(1)	6.04, 6.05
	(b)	6.08
	(c)	9.03
$317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	3.05
$318	(a)	14.01
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of                     ,      , between GAMESTOP CORP., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS party hereto, and [Insert name of Trustee], as trustee (the “Trustee”).
RECITALS
     The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as herein provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company. All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.
     The Issuer, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01 Definitions.
     “Affiliate” has the meaning specified in Rule 405 of the Securities Act.
     “Agent” means any Registrar, co-Registrar, Paying Agent or authenticating agent.
     “Agent Members” has the meaning specified in Section 2.02(a).
     “Attributable Value” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the lesser of: (1) the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (2) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount calculated pursuant to (1) but adjusted to also include the amount of such penalty and to exclude any rent which would otherwise be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     “Authorized Newspaper” means a newspaper published in an official language of the country of publication of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.
     “Board of Directors” means the Board of Directors of the Company or any of the Subsidiary Guarantors, as the case may be, or any duly authorized committee of such Board of Directors.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, or the applicable Subsidiary Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means, except as may otherwise be provided with respect to the Securities of any series, any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
     “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.03 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.
     “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
     “Company Order” means a written request or order signed in the name of the Company by the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer or the Secretary of the Company or any officer of the Company performing similar functions.
     “Consolidated Net Tangible Assets” of a Person and its Subsidiaries means the sum of the

Tangible Assets of such Person and its Subsidiaries after deducting all current liabilities and eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Subsidiaries after deducting all current liabilities of such Subsidiaries as determined in accordance with GAAP.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, principally be administered, which office is, at the date of this Indenture, located at     , Attention: Corporate Trust Department.
     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under Title 11 of the United States Bankruptcy Code.
     “Debt” means, with respect to any Person on any date of determination (without duplication):
     (a) the principal of and premium (if any) in respect of:
     (1) debt of such Person for money borrowed, and
     (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
     (b) all Capital Lease Obligations of such Person and the Attributable Value relating to the Sale and Leaseback Transactions entered into by such Person;
     (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) and (b) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
     Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt.
     “Default” means an event or condition the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

     “Depositary” means, except as may otherwise be provided with respect to the Securities of any series, The Depository Trust Company, its nominees, and their respective successors.
     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Foreign Subsidiary” means a Subsidiary incorporated or otherwise organized or existing under the laws of a jurisdiction other than the United States of America, any state thereof or any territory or possession of the United States of America.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect on the date of this Indenture.
     “Global Securities” means one or more global securities in registered form, substantially in the form set forth in Exhibit A.
     “Government Obligations” means, with respect to the Securities of any series, securities that are (i) direct obligations of the government which issued the currency in which the Securities of such series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are denominated for the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Maturity Date of the Securities of such series, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
     “Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person, or (ii) entered into for the primary purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

     “Holder” or “Securityholder” means the registered holder of any Security.
     “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.
     “Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture, and shall include the forms and terms of the Securities of each series as contemplated by Sections 2.01 and 3.01.
     “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Issue Date,” when used with respect to any Security (or portion thereof), means the earlier of (i) the date of such Security or (ii) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.
     “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).
     “Market Exchange Rate” has the meaning specified in Section 3.13.
     “Maturity Date,” when used with respect to any Security, means the date on which the principal of such Security, or an installment of principal, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Officer” means the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer or the Secretary of the Issuer or a Subsidiary Guarantor, as the case may be, or any officer of any of them performing similar functions.

     “Officer’s Certificate” means a certificate signed by an Officer
     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.
     “Paying Agent” has the meaning specified in Section 3.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.
     “Payment Default” means, with respect to any Debt, a failure to pay the principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.
     “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
     “principal,” whenever used with reference to any Security or any portion thereof, shall be deemed to include “and premium, if any.”
     “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.
     “Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified as such in the terms of the Securities of such series, or, if no such date is so specified, the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.
     “Refinancing” means in respect of Debt, any refinancing, extension, renewal, refund, repayment, prepayment, repurchase, redemption, defeasance or retirement, or any issuance of other Debt, in exchange or replacement for, such Debt.
     “Registrar” has the meaning specified in Section 3.04.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer or any other officer or assistant officer, customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Significant Subsidiary transfers such Property to another Person and the Company or such Significant Subsidiary leases it from such Person.
     “Securities” means any of the Securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Register” has the meaning specified in Section 3.04.
     “Senior Credit Facility” means the Debt represented by the Credit Agreement, dated as of October 11, 2005, by and among (i) the Company and certain of the Company’s Subsidiaries, as Borrowers, (ii) Bank of America, N.A., as Administrative Agent and Collateral Agent, (iii) Bank of America, N.A. and Citicorp North America, Inc., as Issuing Banks, (iv) Citicorp North America, Inc., as Syndication Agent, (v) Merrill Lynch Capital/A Division of Merrill Lynch Business Financial Services Inc., as Documentation Agent, (vi) Bank of America Securities LLC, Citigroup Global Markets Inc., and Merrill Lynch Capital A Division of Merrill Lynch Business Financial Services Inc., as Joint Lead Arrangers and Joint Lead Bookrunners and (vii) the lenders named therein including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing (including increasing the amount of borrowings or other Debt outstanding or available to be borrowed thereunder), all or any portion of the Debt, under such agreement, and any successor or replacement agreement or agreements with the same or any other agent, creditor, lender or group of creditors or lenders.
     “Significant Subsidiary” means any domestic Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
     “Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal amount thereof or such installment of principal or interest thereon is due and payable.
     “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:
(a)	such Person;

(b)	such Person and one or more Subsidiaries of such Person; or

(c)	one or more Subsidiaries of such Person.
     “Subsidiary Guarantee” means any Guarantee of the Securities by any Subsidiary Guarantor.
     “Subsidiary Guarantor” means each domestic wholly-owned Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other domestic wholly-owned Subsidiary of the Company that thereafter provides a Subsidiary Guarantee of the Securities pursuant to the terms of this Indenture, in each case until such Subsidiary Guarantor is released from its obligations under its Subsidiary Guarantee pursuant to the terms of this Indenture.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.07.
     “Tangible Assets” of any Person means, at any date, the gross value as shown by the accounting books and records of such Person of all its Property, both real and personal, less the net book value of (i) all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other Property reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven and thereafter means such successor. If there shall be more than one Trustee at any one time, “Trustee” shall mean or include each Person who is then a Trustee hereunder and, as used with respect to the Securities of any series, shall mean only the Trustee with respect to the Securities of that series.
     “United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.
     “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          (a) “indenture securities” means the Securities;
          (b) “indenture security holder” means a Holder or a Securityholder;
          (c) “indenture to be qualified” means this Indenture;
          (d) “indenture trustee” or “institutional trustee” means the Trustee; and
          (e) “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.
     SECTION 1.03 Rules of Construction. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States in effect at the time of any computation;
          (c) “or” is not exclusive;
          (d) words in the singular include the plural, and words in the plural include the singular;
          (e) provisions apply to successive events and transactions;
          (f) “herein,” “hereunder,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
          (g) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.
ARTICLE TWO
SECURITY FORMS
     SECTION 2.01 Forms Generally. The Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities.
     The definitive Securities of each series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, including any manner permitted by the rules of any securities exchange on which the Securities of such series may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.
     SECTION 2.02 Book-Entry Provisions for Global Securities.
          (a) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in one or more Global Securities, then the

Company shall execute and the Trustee shall, in accordance with Section 3.03, authenticate and deliver a Global Security or Securities which initially shall (i) be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends.
          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.
          (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees.
          (c) If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.02 shall no longer be applicable to the Securities of such series and the Company will execute and, subject to Section 3.06, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.02 shall no longer apply to the Securities of such series. In such event the Company will execute and, subject to Section 3.06, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.02(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

ARTICLE THREE
THE SECURITIES
     SECTION 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued from time to time in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to (a) one or more Board Resolutions and set forth in an Officer’s Certificate or (b) one or more indentures supplemental hereto:
          (i) the title of the Securities of the series, including Cusip numbers (which shall distinguish the Securities of the series from all other Securities);
          (ii) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.02, 3.06, 3.07, 3.09, 9.05 or 11.07);
          (iii) the date or dates on which the Securities of the series may be issued;
          (iv) the date or dates on which the principal of the Securities of the series shall be payable, or the method of determination thereof;
          (v) the rate or rates (which may be fixed or variable), or the method or methods of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Record Dates for the determination of Holders to whom interest is payable;
          (vi) the place or places where the principal of, and interest, if any, on, the Securities of the series shall be payable (if other than as provided in Section 4.02);
          (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;
          (viii) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;
          (ix) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or other provisions set forth therein or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;
          (xi) the form of the Securities of the series, including any legends;
          (xii) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which Securities of the series shall be denominated and in which payments of principal of, and any interest on, Securities of the series, or any other amounts payable with respect thereto, shall or may be payable;
          (xiii) whether any special terms and conditions relating to the payment of additional amounts in respect of payments on the Securities of the series shall, in the event of certain changes in the United States federal income tax laws, apply to such Securities;
          (xiv) whether the Securities of the series are to be issuable in whole or in part in the form of one or more Global Securities and, in such case, if other than The Depository Trust Company, the Depositary for such Securities;
          (xv) additional Events of Default with respect to the Securities of the series, if any, other than those set forth herein;
          (xvi) if either or both of Section 8.02 and Section 8.03 shall be inapplicable to the Securities of the series (provided, that if no such inapplicability shall be specified, then both Section 8.02 and Section 8.03 shall be applicable to such Securities);
          (xvii) additional covenants with respect to Securities of the series, if any, other than those set forth herein;
          (xviii) if other than the Trustee, the identity of the Registrar and any Paying Agent for the Securities of the series; and
          (xix) any other terms of the Securities of the series and any other deletions from, modifications of, or additions to this Indenture in respect of such Securities.
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. Unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.
     SECTION 3.02 Denominations. In the absence of any specification pursuant to Section 3.01 with respect to the Securities of any series, the Securities of each series shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof, and shall be payable in U.S. dollars.

     SECTION 3.03 Execution, Authentication, Dating and Delivery. The Securities shall be executed by two Officers of the Company. The signature of these Officers on the Securities may be by facsimile or manual signature in the name and on behalf of the Company.
     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.
     A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     At any time and from time to time after the execution of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order, and the Trustee or an authenticating agent shall authenticate for original issue Securities in the aggregate principal amount specified in such Company Order; provided, that the Trustee shall be entitled to receive the Board Resolution establishing the form and terms of the Securities of the series pursuant to Sections 2.01 and 3.01, if applicable, an Officer’s Certificate of the Company and an Opinion of Counsel, in each case pursuant to Section 14.03, in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.
     Notwithstanding the provisions of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to the immediately preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.
     The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     Each Security shall be dated the date of its authentication.
     SECTION 3.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities of each series and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.
     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Securities of each series held by each Holder.
     SECTION 3.05 Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. (New York City time) on each due date of any principal of or interest on the Securities of any series, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities of such series (whether such money has been paid to it by the Company or any other obligor on the Securities of such series), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities of such series) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Securities of any series, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.
     SECTION 3.06 Transfer and Exchange. The Securities of each series are issuable only in registered form. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary. When Securities of any series are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.09 or Section 9.05).
     SECTION 3.07 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided, that the requirements of this Section 3.07 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.
     Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.
     SECTION 3.08 Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those as to which defeasance has been effected pursuant to Section 8.02 and those described in this Section 3.08 as not outstanding.
     If a Security is replaced pursuant to Section 3.07, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.
     A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the

Company or of such other obligor.
     SECTION 3.09 Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities of such series. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of the same series upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities of the same series.
     SECTION 3.10 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure.
     SECTION 3.11 Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
     SECTION 3.12 CUSIP Numbers. The Company in issuing the Securities of any series may use “CUSIP”, “Common Code” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, “Common Code” or “ISIN” numbers, as the case may be, in notices of exchange as a convenience to Holders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Securities of such series. The Company shall promptly notify the Trustee of any change in “CUSIP,” “Common Code” or “ISIN” numbers for the Securities of any series.
     SECTION 3.13 Securities in a Foreign Currency. Unless otherwise specified with respect to the Securities of a particular series, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in principal amount of Securities of any series or all series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a currency other than U.S. dollars, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 3.13, “Market Exchange Rate” shall mean the noon U.S. dollar buying rate for that currency for cable transfers quoted in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate.
ARTICLE FOUR
COVENANTS
     SECTION 4.01 Payment of Securities. The Company shall pay the principal of and interest on the Securities of each series on the dates and in the manner provided in the Securities of such series and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. Upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Securities.
     SECTION 4.02 Maintenance of Office or Agency. So long as the Securities of any series shall have been issued and remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 3.04.
     SECTION 4.03 Limitation Upon Liens. The Company will not, and will not permit any of its Significant Subsidiaries to, Incur or suffer to exist any Lien (other than any Permitted Lien) on Property owned on the Issue Date or thereafter acquired to secure Debt without making, or causing such Significant Subsidiary to make, effective provision for securing the Securities (and, if the Company so determines, any other Debt of the Company which is not subordinate to the Securities or the applicable Subsidiary Guarantee) equally and ratably with such Debt as to such Property so long as such Debt is so secured.
     “Permitted Liens” means:
          (a) Liens in respect of Debt existing at the Issue Date;
          (b) Liens on Property existing at the time of acquisition thereof;
          (c) Liens to secure the payment of all or any part of the purchase price of Property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such Property or any addition thereto for the purpose of financing all or any part of the purchase price thereof; provided that any such Lien may not extend to any Property of the Company or any Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;
          (d) Liens on Property of a Person existing at the time (i) such Person is merged into or consolidated with the Company or any Subsidiary or (ii) at such Person becomes a Subsidiary;
          (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights;
          (f) Liens for taxes or assessments or other governmental charges or levies (including, without limitation, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business), Liens imposed by law for sums not due or sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP, and Liens securing reimbursement obligations with respect to trade letters of credit, bankers’ acceptances and sight drafts Incurred in the ordinary course of business which encumber documents and other Property relating to such trade letters of credit, bankers’ acceptances and sight drafts;
          (g) Liens to secure obligations under workers’ compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;
          (h) Liens created by or resulting from any litigation or other proceedings being contested by the Company or a Subsidiary, including Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

          (i) Liens to secure obligations under the Senior Credit Facility;
          (j) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business; easements, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property (or leases or subleases of real property) or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries; licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business;
          (k) Liens arising out of conditional sale, retention, consignment or similar arrangements, Incurred in the ordinary course of business, for the sale of goods;
          (l) Liens on Property of any Foreign Subsidiary;
          (m) Liens existing on the date hereof not otherwise described in clauses (a) through (l) above;
          (n) Liens not otherwise described in clauses (a) through (m) above on the Property of any Subsidiary that is not a Subsidiary Guarantor;
          (o) Liens not otherwise permitted by clauses (a) through (n) securing Debt or other obligations permitted under the Indenture at any time outstanding not to exceed 5% of the Consolidated Net Tangible Assets of the Company, determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished; and
          (p) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) to (o) so long as such Liens do not extend to any other Property and the Debt so secured is not increased.
     SECTION 4.04 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Significant Subsidiary, to enter into any Sale and Leaseback Transaction unless the Company or such Significant Subsidiary would be entitled to Incur a Lien to secure Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction in accordance with Section 4.03, without equally and ratably securing the Securities or the applicable Subsidiary Guarantee.
     SECTION 4.05 Compliance Certificates. The Company shall deliver to the Trustee on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate (which need not comply with Section 14.04) signed by the Company’s chief financial officer, principal executive officer, principal accounting officer, senior vice president of finance or treasurer stating whether or not the signers have knowledge of any Default or Event of Default. If the Officer of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and the nature and status thereof.

     SECTION 4.06 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.03 or Section 4.04 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities of such series shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition, except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
     SECTION 4.07 Reports.
          (a) So long as any Securities are outstanding, whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall electronically file with the Commission, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuer was so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would be required so to file such documents if the Issuer was so subject, unless, in any case, if such filings are not then permitted by the Commission.
          (b) If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Issuers would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuers were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Issuers’ cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE FIVE
SUCCESSOR CORPORATION
     SECTION 5.01 When Company May Merge, Etc. So long as the Securities of any series shall have been issued and remain outstanding, the Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease or otherwise dispose of all or substantially all of its assets to any Person unless:
          (a) either (i) the Company shall be the continuing or surviving Person or (ii) the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or otherwise, or which leases, all or substantially all of the assets of the Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on the Securities of each series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; and
          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.
     SECTION 5.02 Successor Substituted. Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and, thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE SIX
DEFAULT AND REMEDIES
     SECTION 6.01 Events of Default.
   Each of the following constitutes an “Event of Default” with respect to the Securities of a series:
          (i) failure to make the payment of any interest on the Securities of such series when the same becomes due and payable, and such failure continues for a period of 30 days;
          (ii) failure to make the payment of any principal of any of the Securities of such series when the same becomes due and payable at its Stated Maturity;
          (iii) failure to deposit any sinking fund payment, when due, with respect to the Securities of such series;
          (iv) failure to comply with any other covenant or agreement in the Securities of such series or in this Indenture (other than a failure that is the subject of the foregoing clauses (i), (ii) and (iii)) and such failure continues for 60 days after written notice is given to the Company as provided below;
          (v) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any of its Subsidiaries (or any Debt guaranteed by the Company or any of its Subsidiaries if the Company or a Subsidiary does not perform its payment obligations under such guarantee within any grace period provided for in the documentation governing such guarantee), whether such Debt or guarantee exists on the date hereof or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $50 million or more;
          (vi) one or more judgments or orders that exceed $50 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 30 days of being entered;
          (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of Title 11 of the United States Bankruptcy Code:
               (A) commences a voluntary insolvency proceeding;
               (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding;
               (C) consents to the appointment of a Custodian of it or for any substantial part of its Property; or
               (D) makes a general assignment for the benefit of its creditors;
               (E) or takes any comparable action under any foreign laws relating to insolvency;
provided, however, that the liquidation of any Significant Subsidiary into the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (vii);
          (viii) a court of competent jurisdiction enters an order or decree under Title 11 of the United States Bankruptcy Code that:
               (A) is for relief against the Company or any Significant Subsidiary or for any substantial part of its Property;
               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its Property;
               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or
               (D) grants any similar relief under any foreign laws;
and in each such case the order or decree remains unstayed and in effect for 90 days;
          (ix) any Subsidiary Guarantee by a Significant Subsidiary of the Securities ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any such Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee; or
          (x) any other Event of Default provided with respect to the Securities of such series.
     A Default under clauses (iv) and (v) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any series then outstanding notify the Company of the Default and the Company does not cure such Default within 90 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
     SECTION 6.02 Acceleration. If an Event of Default with respect to the Securities of any series (other than those of the type described in Section 6.01(vii) or (viii) with respect to the Company) shall have occurred and be continuing, the Trustee may, or at the direction of the Holders of at least 25% in aggregate principal amount of Securities of any series then outstanding shall, declare to be immediately due and payable the principal amount of all the Securities of such series then outstanding, together with all accrued and unpaid interest, and premium, if any, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.
     In case of an Event of Default specified in Section (vii) or (viii) of Section 6.01 hereof with respect to the Company, such amount with respect to all the Securities of any series will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Securities of such series. Holders may not enforce this Indenture or the Securities except as provided in this Indenture.
   At any time after a declaration of acceleration with respect to the Securities, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in principal amount of the Securities of any series then outstanding (by notice to the Trustee) may rescind and annul that declaration and its consequences if:
          (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
          (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Securities that has become due solely by such declaration of acceleration;
          (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;
          (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

          (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(vii) or (viii), the Trustee has received an Officer’s Certificate and Opinion of Counsel that such Event of Default has been cured or waived.
     For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee for the Securities of such series may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Securities of such series shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities of the affected series or does not produce any of them in the proceeding.
     SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.08 and 9.02, the Holders of at least a majority in principal amount of the outstanding Securities of any series may waive any past or existing Default or Event of Default with respect to the Securities of such series and its consequences, except an uncured Default in the payment of principal of or interest on any Security of such series as specified in clause (i) or (ii) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
     SECTION 6.05 Control by Majority. The Holders of at least a majority in principal amount of the outstanding Securities of each series affected may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Trustee for the Securities of such series; provided, that the Trustee may refuse to follow any direction if the Trustee, being advised by counsel, determines that the actions or proceedings so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or executive committee or a trust committee of directors or trustees and/or Responsible Officers shall determine that the actions or proceedings so directed would involve the Trustee in personal liability; and provided, further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.

     SECTION 6.06 Payment of Securities on Default. The Company covenants that if an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing with respect to the Securities of any series, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount of principal and accrued interest that then shall have become due and payable on all of the Securities of such series, together with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, if any, at the same rate as the rate of interest specified in the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee, except as a result of its negligence or bad faith.
     SECTION 6.07 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (a) the Holder has previously given the Trustee for the Securities of such series written notice of a continuing Event of Default with respect to the Securities of such series;
          (b) the Holders of at least 25% in principal amount of the outstanding Securities of such series shall have made a written request to the Trustee for the Securities of such series to pursue such remedy;
          (c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (e) during such 60-day period, the Holders of a majority in principal amount of the outstanding Securities of such series do not give the Trustee a direction that is inconsistent with the request.
     For purposes of Section 6.05 and this Section 6.07, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required principal amount of outstanding Securities of any series have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
     SECTION 6.08 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of the principal of or interest on such Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Security, shall not be impaired or affected without the consent of such Holder.
     SECTION 6.09 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing with respect to the Securities of any series, the Trustee for the Securities of such series may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities of such series for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of its negligence or bad faith.
     SECTION 6.10 Trustee May File Proofs of Claim. The Trustee for the Securities of any series may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders of Securities of such series allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities of such series), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities of such series or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder of Securities of any series, any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.11 Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
        First: To the payment of all reasonable costs and expenses applicable to such collection, reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;
        Second: To Holders for amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, with interest upon the overdue installments of interest, to the extent lawful, at the same rate as the rate of interest on the Securities of such series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

        Third: To the Company or as a court of competent jurisdiction shall direct in a final, non-appealable order.
        The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.
     SECTION 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Company, a suit by the Trustee for the Securities of any series, a suit by a Holder pursuant to Section 6.08, or a suit by Holders of more than 10% in principal amount of the outstanding Securities of any series.
     SECTION 6.13 Restoration of Rights and Remedies. If the Trustee for the Securities of any series or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, each of the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, each of the Subsidiary Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 6.14 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 6.15 Delay or Omission Not Waiver. No delay or omission of the Trustee for the Securities of any series or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default occurring and continuing with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee for the Securities of any series or to the Holders of Securities of any series may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE SEVEN
TRUSTEE

     SECTION 7.01 General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.
     SECTION 7.02 Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):
          (a) the Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person;
          (b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall conform to Section 14.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;
          (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;
          (d) the Trustee for the Securities of any series shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of such series, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
          (e) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided, that the Trustee’s conduct does not constitute negligence or bad faith;
          (f) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
          (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
          (h) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;
          (i) the Trustee for the Securities of any series shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of such series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of such series and this Indenture;
          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder;
          (k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and
          (l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     SECTION 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.
     SECTION 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in any Security other than its certificate of authentication.
     SECTION 7.05 Notice of Default. If any Default or any Event of Default occurs and is continuing with respect to the Securities of any series and if such Default or Event of Default is known to a Responsible Officer of the Trustee for the Securities of such series, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Securities of such series.
     SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the May 15 following the date of the issuance of Securities of any series under this Indenture, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report, if and as required by TIA Section 313(a), dated as of such May 15.
     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities of any series are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities of any series are listed on any stock exchange or of any delisting thereof.
     SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee for the Securities of each series such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee for the Securities of each series upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
     The Company shall indemnify the Trustee for the Securities of each series and any predecessor trustee for, and hold it harmless against, any and all loss, claim, damage or liability or expense incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities of such series, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities of such series. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee for the Securities of each series shall have a lien prior to the Securities of such series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on particular Securities.
     If the Trustee for the Securities of any series incurs expenses or renders services after the occurrence of an Event of Default specified in clause (vii) or (viii) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.
     The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation and removal of the Trustee.
     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
     SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee for the Securities of any series may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities of any series may at any time remove the Trustee for the Securities of such series by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee for the Securities of any series if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
     If the Trustee for the Securities of any series resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall upon payment of its charges transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities of the affected series. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Seven.
     If the Trustee for the Securities of any series is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder of Securities of such series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section 7.08.
     The Company shall give notice of any resignation and any removal of the Trustee for the Securities of any series and each appointment of a successor Trustee to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.
     SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee for the Securities of any series consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided, that such corporation shall be otherwise qualified and eligible under this Article Seven.
     SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article Seven.
     SECTION 7.11 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight.
ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE
     SECTION 8.01 Satisfaction and Discharge of Securities of Any Series; Discharge of Indenture.
          (a) Except as to surviving rights of registration of transfer or exchange of any outstanding Securities, the Company may terminate its obligations under the outstanding Securities of any series and this Indenture with respect to the Securities of such series if:

          (i) all outstanding Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
          (ii) (A) the Securities of such series mature within one year, (B) the Securities of such series are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, (C) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders of Securities of such series for that purpose, money or Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Securities of such series to maturity, and to pay all other sums payable by it hereunder, (D) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, (E) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (F) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the outstanding Securities of such series and this Indenture with respect to the Securities of such series have been complied with.
          (b) Upon compliance by the Company with the provisions of clause (a) of this Section 8.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). The Trustee upon request shall acknowledge in writing the satisfaction and discharge of this Indenture.
     SECTION 8.02 Legal Defeasance. Except as otherwise provided for the Securities of any series, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series, and the provisions of this Indenture will no longer be in effect with respect to the Securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:
          (a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Securities of such series, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of and interest, if any, on the Securities of such series, and dedicated solely to, the benefit of such Holders, in and to (1) money in an amount, (2) Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Securities of such series on the Stated Maturity of such principal or interest; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of such principal and interest with respect to the Securities of such series;
          (b) the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date of such Securities such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;
          (c) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(e) and 6.01(f) are concerned, at any time during the period ending on the 91st day after such date of such deposit; and
          (d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.
     The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series, and the provisions of this Indenture will no longer be in effect with respect to the Securities of such series on the date the conditions set forth above under (a), (b), (c) and (d) are satisfied. The Company’s obligations in Sections 2.02, 2.03, 3.03, 3.07,

8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive such satisfaction and discharge until the Securities of such series are no longer outstanding.
     After the satisfaction of the conditions in (a), (b), (c) and (d) above, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations in the immediately preceding paragraph.
     SECTION 8.03 Defeasance of Certain Obligations. Except as otherwise provided for the Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.05 and 5.01 and clause (iv) of Section 6.01 and a breach with respect to Sections 4.03, 4.04, 4.05 and 5.01, and clause (iv) of Section 6.01 shall be deemed not to be an Event of Default, in each case with respect to the outstanding Securities of any series if:
          (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Securities of such series, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of and interest, if any, on the Securities of such series, and dedicated solely to, the benefit of such Holders, in and to (A) money in an amount, (B) Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Securities of such series on the Stated Maturity of such principal or interest; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of such principal and interest with respect to the Securities of such series;
          (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of such covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Sections

6.01(e) and 6.01(f) are concerned, at any time during the period ending on the 91st day after such date of such deposit;
          (iv) if the Securities of such series are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge; and
          (v) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.
     SECTION 8.04 Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Obligations in accordance with the Securities of the applicable series and this Indenture to the payment of principal of and interest on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law.
     SECTION 8.05 Repayment to Company. Subject to Sections 7.08, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them with respect to the Securities of any series for the payment of principal or interest that remains unclaimed for two years; provided, that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder of Securities of such series entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders of Securities of such series entitled to such money must look to the Company or the Subsidiary Guarantors, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
     SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided, that, if the Company has made any payment of principal of or interest on any

Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     SECTION 9.01 Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), each of the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:
          (i) to cure any ambiguity, defect or inconsistency in this Indenture;
          (ii) to comply with Article Five;
          (iii) to comply with any requirements of the Commission in connection with any qualification of this Indenture under the TIA;
          (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;
          (v) to provide for uncertificated Securities in addition to or in place of certificated Securities;
          (vi) to add to the covenants of the Company for the protection of the Holders of Securities of any series, to add any additional Events of Default with respect to the Securities of any series, or to surrender any right or power conferred upon the Company;
          (vii) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;
          (viii) to allow any Subsidiary Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee;
          (ix) to establish the forms or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or
          (x) to make any change that, in the good faith opinion of the Board of Directors of the Company, as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.
     SECTION 9.02 With Consent of Holders. Subject to Sections 6.04 and 6.08 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), each of the Subsidiary Guarantors and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the Securities of each affected series then outstanding (voting as one class), and the Holders of a majority in principal amount of the Securities of each affected series then outstanding (voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.
     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:
          (i) extend the Stated Maturity of the principal of, or any installment of principal or interest on, any Security;
          (ii) reduce the principal amount of or rate of interest on any Security, or any amount payable upon redemption thereof, except as provided in this Indenture or the Securities of the applicable series;
          (iii) reduce the amount of the principal of an Original Issue Discount Security that would be payable upon an acceleration of the maturity thereof pursuant to Section 6.02;
          (iv) change any place or currency of payment of principal of or interest on any Security;
          (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity on any Security;
          (vi) reduce the percentage or principal amount of outstanding Securities of any series the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;
          (vii) waive an uncured default in the payment of principal of or interest on any Security; or
          (viii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03 Action by Holders; Record Dates. Whenever in this Indenture it is provided that the Holders of a specified principal amount of the outstanding Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified amount have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) the record of the Holders voting in favor thereof at any meeting of the Holders duly called and held in accordance with the provisions of Article Ten, or (c) any combination of such instrument or instruments and any such record of such a meeting of the Holders.
     Subject to the provisions of Sections 7.02 and 10.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if the ownership of the Securities shall be proved by (a) the Security Register or by a certificate of the Registrar; or (b) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the first paragraph of this Section 9.03, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Securities of the affected series unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.
     SECTION 9.04 Revocation and Effect of Consent. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities of the affected series.
     SECTION 9.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security of any series, the Trustee may require the Holder to deliver such Security to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on such Security about the changed terms and return it to the Holder, and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Security shall issue and the Trustee shall authenticate a new Security of such series that reflects the changed terms. Failure to make the appropriate notation, or issue a new Security, shall not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 9.06 Trustee to Sign Amendments, Etc. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     SECTION 9.07 Effect of Supplemental Indenture. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be deemed modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Subsidiary Guarantors and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all of the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
ARTICLE TEN
MEETINGS OF HOLDERS
     SECTION 10.01 Purposes of Meetings. A meeting of the Holders of Securities of any series may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:
          (i) to give any notice to the Company or to the Trustee for the Securities of such series, or to give any directions to the Trustee for the Securities of such series, or to waive any Default or Event of Default with respect to the Securities of such series hereunder and its consequences, or to take any other action authorized to be taken by the Holders of Securities of such series pursuant to any of the provisions of Article Six;
          (ii) to remove the Trustee for the Securities of such series and appoint a successor trustee pursuant to the provisions of Article Seven;

          (iii) to consent to any amendment, supplement or waiver pursuant to the provisions of Section 9.02; or
          (iv) to take any other action authorized to be taken by or on behalf of the Holders of any specified principal amount of the outstanding Securities of such series under any other provision of this Indenture or under applicable law.
     SECTION 10.02 Call of Meetings by Trustee. The Trustee for the Securities of any series may at any time call a meeting of the Holders of Securities of such series to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Securities of any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given (a) to all Holders of Securities of such series then outstanding, by publication at least twice in an Authorized Newspaper in the Borough of Manhattan, The City of New York prior to the date fixed for the meeting, the first publication, in each case, to be not less than 20 nor more than 180 days prior to the date fixed for the meeting and the last publication to be not more than five days prior to the date fixed for the meeting and (b) to all Holders of Securities of such series then outstanding who have filed their names and addresses with the Trustee, by mailing such notice to such Holders at such addresses, not less than 20 nor more than 180 days prior to the date fixed for the meeting. Failure of any Holder or Holders to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of the Holders of Securities of any series shall be valid without notice if the Holders of all Securities of such series then outstanding, the Company and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.
     SECTION 10.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Securities of all or any series then outstanding, as the case may be, shall have requested the Trustee to call a meeting of the Holders to take any action authorized in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall not have mailed or published as provided in Section 10.02, the notice of such meeting within 30 days after receipt of such request, then the Company or the Holders of Securities of such series in the amount above specified may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing or publishing notice thereof as provided in Section 10.02.
     SECTION 10.04 Qualification for Voting. To be entitled to vote at any meeting of the Holders a Person shall be a Holder of one or more Securities of the series with respect to which such meeting is being held or a Person appointed by an instrument in writing as proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of the Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 10.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for the Securities of any series may make such reasonable regulations as it may deem advisable for any meeting of the Holders of Securities of such series, in regard to proof of the holding of Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as the Trustee shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Holders of Securities of such series as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.
     Subject to the provisions of Section 9.03, at any meeting of the Holders, each Holder or proxy shall be entitled to one vote for each 1,000 (in the currency or currency unit in which such Securities are denominated) principal amount at maturity of outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting not to be outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of the Holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.
     SECTION 10.06 Voting. The vote upon any resolution submitted to any meeting of the Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee for the Securities of the series with respect to which such meeting is being held to be preserved by the Trustee, the latter to have attached hereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES

     SECTION 11.01 Applicability of Article. The provisions of this Article Eleven shall be applicable to the Securities of any series that are redeemable before their Stated Maturity, except as otherwise specified as contemplated by Section 3.01 for the Securities of such series.
     SECTION 11.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by, or pursuant to, a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.
     SECTION 11.03 Selection by Trustee of Securities to be Redeemed. If fewer than all of the Securities of any series are to be redeemed, the Trustee shall select, not more than 75 days prior to the redemption date and in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of such series or portions thereof (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof, except as otherwise provided with respect to the Securities of such series) to be redeemed. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     SECTION 11.04 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register. The notice provided in the manner herein specified shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
Each such notice of redemption shall specify:
          (i) the redemption date;
          (ii) the redemption price;
          (iii) if less than all of the outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;
          (iv) that on the redemption date the redemption price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

     (v) the place or places where such Securities are to be surrendered for payment of the redemption price;
     (vi) that the redemption is for a sinking fund, if such is the case; and
     (vii) the CUSIP, Common Code and/or ISIN number(s), if any, of the Securities to be redeemed.
Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     SECTION 11.05 Deposit of Redemption Price. On or prior to any redemption date, the Company shall deposit with the Trustee or with one or more Paying Agents an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series) sufficient to redeem on such redemption date all of the Securities or portions thereof so called for redemption at the applicable redemption price, together with accrued interest to such redemption date. If the Company is acting as its own Paying Agent, it will segregate such amount and hold it in trust as provided in the last sentence of Section 3.05.
     SECTION 11.06 Securities Payable on Redemption Date. If notice of redemption has been given as above provided, the Securities or portions of Securities of the series specified in such notice shall become due and payable on the redemption date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to such redemption date, and on and after said redemption date (unless the Company shall default in the payment of such Securities at the applicable redemption price, together with any interest accrued to said redemption date), any interest on the Securities or portions of Securities of any series so called for redemption shall cease to accrue. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the applicable redemption price, together with any interest accrued thereon to the applicable redemption date, in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series); provided, however, that installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms.
     If any Security surrendered for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate prescribed therefor in such Security.
     SECTION 11.07 Securities Redeemed in Part. Upon surrender of any Security which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of such series of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Securities so surrendered.

ARTICLE TWELVE
SINKING FUND
     SECTION 12.01 Applicability of Article. The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 3.01 for Securities of such series.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is hereinafter referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
     SECTION 12.02 Satisfaction of Sinking Fund Payments With Securities. The Company may (1) deliver Securities of a series (other than any Securities previously called for redemption) and (2) apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
     SECTION 12.03 Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 12.02 and will deliver to the Trustee any Securities to be so delivered (which have not been previously delivered). Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed on such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.
ARTICLE THIRTEEN
SUBSIDIARY GUARANTEES

     SECTION 13.01 Guarantee. Subject to this Article Thirteen, each of the Subsidiary Guarantors hereby agrees, jointly and severally, to unconditionally guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest, if any, on, the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) all other obligations of the Company to the Holders or the Trustee under the Indenture and the Securities will be fully and punctually performed within the grace period set forth in Section 6.01(iv), if applicable. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

     SECTION 13.02 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor and, by its acceptance of Securities, each Holder hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited so that, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Thirteen, will not result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting a fraudulent transfer or conveyance.
     SECTION 13.03 Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 13.01, each Subsidiary Guarantor hereby agrees that the Securities shall bear a notation substantially in the form annexed hereto as Exhibit B stating that such Securities are guaranteed by the Subsidiary Guarantors in accordance with this Article Thirteen and may be released upon the terms and conditions set forth in this Indenture.
     Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.
     If an Officer of a Subsidiary Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, such Subsidiary Guarantee shall be valid nevertheless.
     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.
     SECTION 13.04 Subsidiary Guarantors May Consolidate, etc. on Certain Terms. Except as otherwise provided in Section 13.05, no Subsidiary Guarantor may consolidate with or merge with or into (unless such Subsidiary Guarantor is the surviving Person) another Person unless:
     (a) subject to Section 13.05, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all of the obligations of such Subsidiary Guarantor under the Securities and this Indenture, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     In case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor and such predecessor Subsidiary Guarantor shall be discharged from its obligations under the Securities and this Indenture.
     Except as set forth in Articles Four and Five, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
ARTICLE FOURTEEN
MISCELLANEOUS
     SECTION 14.01 Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
     SECTION 14.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:
If to the Issuer:
GameStop Corp.
625 Westport Parkway
Grapevine Texas 76051
Attention: Chief Financial Officer
Telecopier No.: (817) 424-2820
If to the Trustee:
[Insert name and information of Trustee]
     The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to such Holder if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.
     Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 14.02, it is duly given, whether or not the addressee receives it.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     SECTION 14.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (i) (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opiniwon of Counsel stating that, in the opinion of such Counsel, all such conditions precedent, if any, have been complied with.
     SECTION 14.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

     (iii) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
     SECTION 14.05 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
     SECTION 14.06 Payment Date Other Than a Business Day. If any Interest Payment Date or the Maturity Date shall not be a Business Day, then payment of principal of or interest on the Securities of any series will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date to the date of such payment on the next succeeding Business Day.
     SECTION 14.07 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.
     SECTION 14.08 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 14.09 No Recourse Against Others. No recourse for the payment of the principal of, or interest on, any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in this Indenture or in any of the Securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling Person, as such, of the Company or any Guarantor or of any successor Person, either directly or through the Company or any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

     SECTION 14.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.05.
     SECTION 14.11 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 14.12 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 14.13 Table of Contents, Headings, Etc. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
     SECTION 14.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
     SECTION 14.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GAMESTOP CORP.

By:

Name:

Title:

[SUBSIDIARY GUARANTORS]

By:

Name:

Title:

[TRUSTEE]

By:

Name:

Title:

EXHIBIT A
FORM OF SECURITY
[Each Global Security shall also bear the following legend:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF CEDE & CO. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFERS OF THIS GLOBAL SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN NOMINEES OF CEDE & CO. OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.] [If the Security is an Original Issue Discount Security, insert the following: FOR PURPOSES OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“THE CODE”), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273(A)(1) OF THE CODE AND TREASURY REGULATION SECTION 1.1273-1(A)) WITH RESPECT TO THIS SECURITY IS ___, THE ISSUE DATE (AS DEFINED IN SECTION 1275(A)(2) OF THE CODE AND TREASURY REGULATION SECTION 1.1273-2(A)(2)) OF THIS SECURITY IS ___, THE ISSUE PRICE (AS DEFINED IN SECTION 1273(B) OF THE CODE AND TREASURY REGULATION SECTION 1.1273-2(A)) OF THIS SECURITY IS ___, AND THE YIELD TO MATURITY (AS DEFINED IN TREASURY REGULATION SECTION 1.1272-1(B)) OF THIS SECURITY IS ___.]

[FACE OF SECURITY]
GAMESTOP CORP.
[Title of Security]
[CUSIP] [Common Code] [ISIN] [________]
No. __Principal Amount $__
     GameStop Corp., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                             , or its registered assigns, the principal sum of          [dollars] ([$]
           ) on           , ___[If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on ___and ___in each year, commencing      , ___ at the rate of ___% per annum, until the principal hereof is paid or made available for payment [If applicable insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the           or           (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.].
[If the Security is not to bear interest prior to maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and, in such case, the overdue principal of this Security shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]
     The Company will pay principal [and, as provided above, interest] in money of the [United States] that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Interest Payment Date or Maturity Date to the date of such payment on the next succeeding Business Day.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

GAMESTOP CORP.

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities described in the within-mentioned Indenture.
Date: ________, ____
[Insert name of Trustee], as
Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]
GAMESTOP CORP.
[Title of Security]
1. Indenture.
     This Security is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to [$]                             , all of such Securities issued and to be issued under an Indenture dated as of            ,      ___ (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and [Insert name of Trustee], as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.
     As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated pursuant thereto as .
     The Securities are general unsecured obligations of the Company.
     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Securities of any series under the Indenture.
     2. Paying Agent, Calculation Agent and Registrar.
     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.
     3. Redemption.
     [The Securities of this series are not redeemable prior to the Maturity Date.] [The Securities of this series may be redeemed at any time [on or after ___, ___], as a whole or in part, at the option of the Company, upon mailing notice of such redemption not less than 30 and not more than 60 days to the Holders thereof, at a redemption price equal to    .]
     4. Guarantees.
     The Guarantors have unconditionally guaranteed the due and punctual payment of the principal, and interest, if any, on, the Securities of this series when and as the same shall become due and payable, whether at Stated Maturity, upon any redemption, by declaration or otherwise in the manner and to the extent set forth in the Indenture. The Subsidiary Guarantees will irrevocably terminate upon the terms and conditions set forth in the Indenture.
     5. Denominations; Transfer; Exchange.
     The Securities of this series are in registered form without coupons in denominations of [$1,000] of principal amount and multiples of [$1,000] in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
     6. Persons Deemed Owners.
     A Holder shall be treated as the owner of a Security for all purposes. 7. Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In no event will interest accrue on such unclaimed monies. 8. Discharge Prior to Maturity.
     In accordance with the terms of the Indenture, if the Company deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of and accrued and unpaid interest on the Securities of this series (a) the Company will be discharged from the Securities of this series and the Indenture with respect to the Securities of this series, except in certain circumstances for certain provisions thereof, and (b) the Company will be discharged from certain covenants set forth in the Indenture. 9. Amendment; Supplement; Waiver.
     Subject to certain exceptions, (a) the Indenture or the Securities of this series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities of this series then outstanding and (b) any past or existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Securities of this series then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities of this series to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.
     10. Restrictive Covenants.
     The Indenture imposes certain limitations on the ability of the Company, among other things, to (a) create liens upon any principal property, (b) engage in sale and leaseback transactions or (c) merge, consolidate, transfer, lease or otherwise dispose of substantially all of its assets. On or before a date not more than 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officer’s Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.
     11. Successor Persons.

     When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.
     12. Defaults and Remedies.
     [If the Security is not an Original Issue Discount Security, — If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
     [If the Security is an Original Issue Discount Security, — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]
     13. Defeasance.
     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.
     14. Trustee Dealings with the Company.
     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, any Guarantor or their respective Affiliates and may otherwise deal with the Company, any Guarantor or their respective Affiliates as if it were not the Trustee.
     15. No Recourse Against Others.
     No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling Person, as such, of the Company or any Guarantor or of any successor Person shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
     16. Authentication.
     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security. 17. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUTS (= Custodian) and U/G/M/A (= Uniform Gifts to Minors

Act).
     18. Governing Law.
     This Security shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, each of the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Securities.
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051; Attention: Chief Financial Officer.

ASSIGNMENT FORM
     I or we assign and transfer this Security to:                                         Insert social security or other identifying number of assignee Print or type name, address and zip code of assignee and irrevocably appoint         , as agent, to transfer this Security on the books of the Company.
The agent may substitute another to act for him.
Date:
Signed
(Sign exactly as name appears on the other side of this Security)
Signature Guarantee*:

* The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of
    Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule l7Ad-15 under the Exchange Act.

EXHIBIT B
Form of Notation of Subsidiary Guarantee
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of ___,      ___________ (the “Indenture”) by and among the Company, the Subsidiary Guarantors party to the Indenture and [Insert name of Trustee], as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and interest, if any, on, the Securities when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) the full and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Securities within the grace period set forth in Section 6.01(c) of the Indenture, if applicable. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee, including provisions relating to the release or termination of the Subsidiary Guarantee(s). Each Holder of Securities, by accepting the same, agrees to and shall be bound by such provisions.

[SUBSIDIARY GUARANTOR]

By:

Name:

Title:

Dated:

B-1